As filed with the Securities and Exchange Commission on July 8, 1994
                                     Registration Statement No. 33-____________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ____________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                             LOWE'S COMPANIES, INC.
             (Exact name of Registrant as specified in its Charter)
           North Carolina                                   56-0578072
   (State or other jurisdiction of              (I.R.S. Employer Identification
   incorporation or organization)                            Number)

                                 P. O Box 1111
                  North Wilkesboro, North Carolina 28656-0001
          (Address of principal executive office, including zip code)

                             LOWE'S COMPANIES, INC.
                              1994 INCENTIVE PLAN
                            (Full title of the Plan)
                              ____________________

                               Leonard G. Herring
                     President and Chief Executive Officer
                             Lowe's Companies, Inc.
                                 P. O. Box 1111
                  North Wilkesboro, North Carolina 28656-0001
                                  919-651-4000
(Name, address and telephone number including, area code, of agent for service)

                                With copies to:
    Lathan M. Ewers, Jr.                         Leonard G. Herring
     Hunton & Williams                   President and Chief Executive Officer
Riverfront Plaza, East Tower                   Lowe's Companies, Inc.
    951 East Byrd Street                           P. O. Box 1111
Richmond, Virginia  23219-4074       North Wilkesboro, North Carolina 28656-0001
        804-788-8200                                919-651-4000

                        CALCULATION OF REGISTRATION FEE

                                             Proposed maximum    Proposed maximum
Title of securities       Amount to be        offering price         aggregate           Amount of
to be registered           registered          per share(1)      offering price(1)    registration fee
Common Stock, par          1,000,000              $34.25            $34,250,000            $11,811
value $.50

Rights to                     N/A                   N/A                 N/A                $100
Purchase Series A
Participating
Cumulative
Preferred Stock,
par value $5.00
per share (2)

           (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h)(1) on the basis of $34.25 per share, which was the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on June 30, 1994.

           (2) Prior to the occurrence of certain events, the Rights will not be certified separately from the Common Stock. Value attributable to the Rights, if any, will be reflected in the market price of the shares of Common Stock. The fee paid is the minimum statutory fee pursuant to
      Section 6(b) of the Securities Act of 1933.






                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Item 1.  Plan Information.

            Not required to be filed with the Securities and Exchange Commission (the "Commission").

      Item 2.  Registrant Information and Employee Plan Annual Information.

            Not required to be filed with the Commission.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Documents by Reference.

            The following documents filed by Lowe's Companies, Inc. (the "Company") with the Commission (file No. 1-7083) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1994; and
      (iii) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post- effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

            Effective May 27, 1994, the Company's 1985 Stock Option Plan was amended to, among other things, change the name of the plan to the "1994 Incentive Plan" and authorize the issuance of an additional 1,000,000 shares of the Company's Common Stock, par value $.50 per share, which additional shares are covered by this registration statement. The contents of the Company's prior registration statement (file no. 33-2618, filed with the Commission on January 8, 1986) in connection with the 1985 Stock Option Plan, are incorporated herein by reference.

      Item 4.  Description of Securities.

            Not applicable.

      Item 5.  Interests of Named Experts and Counsel.

            Not applicable.

      Item 6.  Indemnification of Directors and Officers.

            Article IV of the Company's Bylaws provides that the Company will indemnify any person as an officer or director of the Company or as an officer, director, trustee or partner of another corporation, trust, partnership or employee benefit plan at the request of the Company, against any liability incurred in connection with any proceeding arising out of such service. To the extent that such person is successful on the merits or otherwise in defense of any such proceeding, the Company will indemnify him against expenses actually and reasonably incurred in such defense. No indemnification is available if, at the time of the activities which are the subject of the proceeding, such person knew or believed that such activities were clearly in conflict with the best interests of the Company. Further, Section 55-8-51 of the North Carolina Business Corporation Act provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which such director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which is adjudged liable on the basis that personal benefit was improperly received by him.

            The Company maintains an insurance policy for the benefit of directors and officers insuring them against claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

      Item 7.  Exemption from Registration Claimed.

            Not applicable.

      Item 8.  Exhibits.

      Exhibit No.

      4.1 Rights Agreement dated September 9, 1988, between the Company and Wachovia Bank & Trust Co., N.A., as Rights Agent (Incorporated herein by reference from Exhibit 4.1 of the Company's Current Report on Form 8-K dated September 9, 1988).

      4.2   Lowe's Companies, Inc. 1994 Incentive Plan.

      5 Opinion of Hunton & Williams as to the legality of the securities being registered.

      23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

      23.2  Consent of Deloitte & Touche.

      24 Power of Attorney for Officers and Directors (included on page II-5 of the Registration Statement).


      Item 9.  Undertakings

            (a)   The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post- effective amendment to this registration statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

            Each person whose signature appears below hereby authorizes Leonard
      G. Herring, President and Chief Executive Officer, Lowe's Companies, Inc.
      P. O. Box 1111, North Wilkesboro, North Carolina 28656-0001, Lathan M. Ewers, Jr., Esq., Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, to sign in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement and appoints such persons, to sign on his behalf individually and in each capacity stated below and to file all amendments and post- effective amendments to the Registration Statement and Lowe's Companies, Inc. hereby confers like authority to sign and file on its behalf.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the North Wilkesboro, North Carolina, on this 7th day of July, 1994.


                                            LOWE'S COMPANIES, INC.
                                              (Registrant)


                                            By /s/ Leonard G. Herring
                                            Leonard G. Herring, President,
                                            Chief Executive Officer and Director





            Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 7th day of July, 1994.


                          Signature                   Title


              By /s/ Robert L. Strickland             Chairman of the Board of
                     Robert L. Strickland             Directors and Director


              By /s/ Leonard G. Herring               President, Chief Executive
                     Leonard G. Herring               Officer and Director
                                                      (Principal Executive
                                                      Officer)

              By /s/ Harry B. Underwood II            Senior Vice President,
                     Harry B. Underwood II            Treasurer and Chief
                                                      Financial Officer and
                                                      Director (Principal
                                                      Financial Officer)

              By /s/ Richard D. Elledge               Vice President and Chief
                     Richard D. Elledge               Accounting Officer
                                                      (Principal Accounting
                                                      Officer)

              By /s/ William A. Andres                Director
                     William A. Andres

              By /s/ John M. Belk                     Director
                     John M. Belk

              By /s/ Carol A. Farmer                  Director
                     Carol A. Farmer

              By /s/ Petro Kulynych                   Director
                     Petro Kulynych

              By /s/ Russell B. Long                  Director
                     Russell B. Long

              By /s/ Robert G. Schwartz               Director
                     Robert G. Schwartz

                                 EXHIBIT INDEX

        Exhibit No.                            Description
           4.1 Rights Agreement dated September 9, 1988, between the Company and Wachovia Bank & Trust Co., N.A., as Rights Agent (Incorporated herein by reference from
                                    Exhibit 4.1 of the Company's current report on Form 8-K dated September 9, 1988).


           4.2                      Lowe's Companies, Inc. 1994 Incentive Plan.


           5 Opinion of Hunton & Williams as to the legality of the securities being registered.


           23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).


           23.2                     Consent of Deloitte & Touche.


           24 Power of Attorney for Officers and Directors (included on page II-5 of the Registration Statement).